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                                                                    EXHIBIT 99.1
REVOCABLE PROXY                 BAMBOO.COM, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

          FOR THE JANUARY 19, 2000 SPECIAL MEETING OF THE SHAREHOLDERS



THERE ARE THREE WAYS TO VOTE YOUR PROXY



YOUR TELEPHONE OR INTERNET VOTE AUTHORIZES THE NAMED PROXIES TO VOTE YOUR SHARES IN THE SAME MANNER AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY CARD.



VOTE BY PHONE -- TOLL FREE -- 1-800-240-6326 -- QUICK *** EASY *** IMMEDIATE



- Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week.


- You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which is located above.


- Follow the simple instructions the Voice provides you.



VOTE BY INTERNET -- HTTP://WWW.EPROXY.COM/BAMB/ -- QUICK *** EASY *** IMMEDIATE



- Use the Internet to vote your proxy 24 hours a day, 7 days a week.


- You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which is located above to obtain your records and create an electronic ballot.



VOTE BY MAIL



Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to bamboo.com, c/o Shareowner Services, P.O. Box 64873, St. Paul, MN 55164.



      IF YOU VOTE BY PHONE OR INTERNET, PLEASE DO NOT MAIL YOUR PROXY CARD


                               PLEASE DETACH HERE



   The undersigned hereby appoints Leonard B. McCurdy, Kevin B. McCurdy and Randall I. Bresee, or any of them, as proxies, each with full power of substitution, to represent the undersigned and vote for and on behalf of the undersigned the number of shares of Common Stock and/or Class B Common Stock of bamboo.com, Inc. ("bamboo.com") held of record on December 6, 1999 and which the undersigned would be entitled to vote if personally present at the Special Meeting of Shareholders to be held on January 19, 2000 at 10:00 AM, local time, at the Sheraton Palo Alto Hotel, 625 El Camino Real, Palo Alto, CA 94301, and at any adjournments or postponements thereof.


   The board of directors recommends a vote "FOR" each of the following proposals.

   The undersigned directs that this proxy be voted as follows:

(1) A proposal to consider and vote upon the issuance of bamboo.com shares in connection with the Agreement and Plan of Merger (the "Merger Agreement"), dated as of October 25, 1999 between bamboo.com and Interactive Pictures Corporation ("IPIX") as described in the joint proxy statement/prospectus. Pursuant to the Merger Agreement, a subsidiary of bamboo.com will be merged with and into IPIX, and each IPIX shareholder will receive 1.369 shares of bamboo.com for each share of IPIX common stock held.

     [ ] FOR                [ ] AGAINST               [ ] ABSTAIN


(2) A proposal to amend bamboo.com's Restated Certificate of Incorporation to increase the number of shares of common stock authorized for issuance from 70 million shares to 150 million shares, contingent upon approval of the above stock issuance proposal one.


     [ ] FOR                [ ] AGAINST               [ ] ABSTAIN


(3) A proposal to amend the Amended and Restated 1998 Employee, Director and Consultant Stock Plan to increase the number of shares of common stock which may be added annually to the amount already reserved for issuance thereunder from 1,400,000 to 2,800,000 shares, contingent upon approval of the above stock issuance proposal one.


     [ ] FOR                [ ] AGAINST               [ ] ABSTAIN


(4) A proposal to amend the bamboo.com 1999 Employee Stock Purchase Plan to increase the number of shares of common stock which may be added annually to the amount already reserved for issuance thereunder from 700,0000 to 1,400,000 shares, contingent upon approval of the above stock issuance proposal one.


     [ ] FOR                [ ] AGAINST               [ ] ABSTAIN


                 (Continued and to be signed on the other side)


In their discretion, the holders of this proxy are authorized to vote upon such other business as may properly come before the meeting.

   The shares of stock represented by this proxy will be voted as specified above, unless otherwise directed. The undersigned hereby revokes any proxy or proxies heretofore given for such stock and ratifies and confirms all that the above-named proxies or their substitutes may lawfully do by virtue hereof.


    PLEASE SIGN, DATE AND RETURN PROMPTLY USING THE ENCLOSED RETURN ENVELOPE


                                                Please sign and date this proxy
                                                exactly as your name appears on
                                                your stock certificate. When
                                                shares are held by joint
                                                tenants, both should sign. When
                                                signing as attorney, executor,
                                                administrator, trustee or
                                                guardian, please give full title
                                                as such. If a corporation,
                                                please sign in full corporate
                                                name by President or other
                                                authorized officer. If a
                                                partnership, please sign in
                                                partnership name by authorized
                                                person.

                                                --------------------------------
                                                 (Signature)              (Date)

                                                --------------------------------
                                                 (Signature if held jointly)
                                                                          (Date)